Exhibit 3.19

ARTICLES OF INCORPORATION

of

CHIRON, INC.

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned do hereby associate themselves into a corporation, under and by virtue of the Nevada Revised Statutes, Title 7, Chapter 78, as amended, and do hereby certify and adopt the following Articles of Incorporation:

ARTICLE I.

The name of the Corporation is:

CHIRON, INC.

ARTICLE II.

The location of the principal office of the corporation in the State of Nevada is 241 Ridge Street, Reno, Nevada. Branch offices may hereafter be established at such other place or places, either within or without the State of Nevada as may be determined from time to time by the Board of Directors.

ARTICLE III.

The purpose for which said corporation is formed is: To engage in any lawful activity.

ARTICLE IV.

The amount of the authorized capital stock of this corporation is $25,000.00 divided into 25,000 shares of the par value of $1.00 per share.

Any and all shares of stock of this corporation of any class shall be paid in as the Board of Directors may designate and as provided by law, in cash, real or personal property, option to purchase, or any other valuable right or thing, for the uses and purposes of the corporation, and said shares of stock when issued in exchange therefor shall thereupon and thereby become and be fully paid, the same as though paid for in cash, and shall be nonassessable forever, and the judgment of the Board of Directors of the corporation concerning the value of the property, right or thing, acquired in purchase or exchange for capital stock shall be conclusive. No stockholder shall have any preemptive rights.

ARTICLE V.

Members of the governing board shall be known as “Directors” and the number thereof shall not be less than three (3) nor more than five (5), the exact number to be fixed by the Board of Directors of the corporation, provided that the number so fixed by the Directors may be increased or decreased from time to time.

ARTICLE VI.

The names and addresses of the first Board of Directors of the corporation, which are three (3) are as follows:

Donna Gerwin

49 W. Taylor Street

Reno, Nevada 89502

Shirley Littlejohns

435 Emerson Way

Sparks, Nevada 89431

Linda Barreto

2461 Riviera

Reno, Nevada 89502

ARTICLE VII.

The stock of this corporation, after the amount of the subscription price, or par value has been fully paid in, shall be nonassessable forever, and shall not be subject to pay the debts of the corporation.

ARTICLE VIII.

The names and addresses of the subscribers signing these Articles of Incorporation are as follows:

Donna Gerwin

49 W. Taylor Street

Reno, Nevada 89502

Shirley Littlejohns

435 Emerson Way

Sparks, Nevada 89431

Linda Barreto

2461 Riviera

Reno, Nevada 89502

ARTICLE IX.

The corporation is to have perpetual existence.

ARTICLE X.

A resolution, in writing, signed by all of the members of the Board of Directors of the corporation, shall be and constitute action by the Board of Directors to the effect therein expressed with the same force and effect as though such resolution has been passed at a duly convened meeting, and it shall be the duty of the Secretary to record every such resolution in the Minute Book of the corporation under its proper date.

ARTICLE XI.

The Directors shall have the power to make and alter the By-laws of the corporation. By-laws so made by the Directors under the power so conferred may be altered, amended or repealed by the Directors or by the Stockholders at any meeting called and held for that purpose.

IN WITNESS WHEREOF, we have hereunto set our hands and executed these Articles of Incorporation this 13th day of June, 1974.

/s/ [DONNA GERWIN]
DONNA GERWIN

/s/ [SHIRLEY LITTLEJOHNS]
SHIRLEY LITTLEJOHNS

/s/ [LINDA BARRETO]
LINDA BARRETO

STATE OF NEVADA	)
) ss.
COUNTY OF WASHOE	)

On this 13th day of June, 1974, personally appeared before the undersigned, a Notary Public in and for the County of Washoe, State of Nevada, DONNA GERWIN, SHIRLEY LITTLEJOHNS and LINDA BARRETO known to me to be the persons described in and who executed the foregoing instrument and who acknowledged to me that they and each of them executed the foregoing instrument freely and voluntarily and for the uses and purposes therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

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NOTARY PUBLIC